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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ICON Income Fund Eight A L.P.
ICON Income Fund Eight B L.P.

    We consent to the use of our reports on (i) ICON Income Fund Eight A L.P. dated March 28, 2000, (ii) ICON Income Fund Eight B L.P. dated February 7, 2000 and (iii) ICON Capital Corp. dated June 4, 1999, included herein, and to the reference to our firm under the heading "Experts" in the prospectus and supplement to prospectus dated May 19, 2000.

                                          KPMG LLP

New York, New York
May 19, 2000